UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 13, 2006
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Amendment and Restatement of Master Repurchase Agreement with Goldman Sachs Mortgage Company

On October 13, 2006, Gramercy Warehouse Funding II LLC and GKK Trading Warehouse II LLC, each an indirect wholly-owned subsidiary of Gramercy Capital Corp. (the “Company”), amended and restated (as so amended and restated, the “Amended and Restated Goldman Master Repurchase Agreement”) their existing Master Repurchase Agreement with Goldman Sachs Mortgage Company (“Goldman”), dated as of January 3, 2005, as amended by that certain (i) First Amendment to Master Repurchase Agreement dated as of June 30, 2005, (ii) Second Amendment to Master Repurchase Agreement, dated as of August 8, 2005, (ii) Third Amendment to Master Repurchase Agreement, dated as of March 31, 2006 and (iv) Fourth Amendment to Master Repurchase Agreement (clauses (i), (ii), (iii) and (iv), collectively, the “First Four Goldman Amendments”), dated as of May 23, 2006 (the Master Repurchase Agreement, together with and as amended by the First Four Goldman Amendments, the “Original Goldman Repurchase Agreement”).

The effects of the amendments reflected by the Amended and Restated Goldman Master Repurchase Agreement are to, among other things, (i) increase the maximum facility amount from $200 million (under the Original Goldman Repurchase Agreement) to $400 million (under the Amended and Restated Goldman Master Repurchase Agreement), (ii) extend the initial maturity date of the Amended and Restated Goldman Repurchase Agreement until September 13, 2009, and (iii) make certain other ministerial modifications.

A copy of the Amended and Restated Goldman Master Repurchase Agreement, together with Annex I thereto which forms a part thereof, are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Amendment and Restatement of Master Repurchase Agreement with Wachovia Capital Markets, LLC, and Wachovia Bank, National Association

On October 13, 2006, Gramercy Warehouse Funding I LLC (the “Original Gramercy Seller), GKK Trading Warehouse I LLC and GKK 450 LEX LLC, each an indirect wholly-owned subsidiary of the Company, amended and restated (as so amended and restated, the “Amended and Restated Wachovia Master Repurchase Agreement”) the existing Second Amended and Restated Master Repurchase Agreement by and between the Original Gramercy Seller, Wachovia Capital Markets, LLC, as the sole lead arranger, and Wachovia Bank, National Association, as the agent, dated as of April 21, 2005 (as such agreement may have been amended from time to time, the “Original Wachovia Repurchase Agreement”).

The effects of the amendments reflected by the Amended and Restated Wachovia Master Repurchase Agreement are to, among other things, extend the initial maturity date of the Amended and Restated Wachovia Master Repurchase Agreement until October 9, 2009 and make certain other ministerial modifications.

A copy of the Amended and Restated Wachovia Master Repurchase Agreement is attached hereto as Exhibit 10.3, and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Master Repurchase Agreement, dated as of October 13, 2006, by and among Gramercy Warehouse Funding II LLC, GKK Trading Warehouse II LLC and Goldman Sachs Mortgage Company

10.2

Annex I to Amended and Restated Master Repurchase Agreement, dated as of October 13, 2006, by and among Gramercy Warehouse Funding II LLC, GKK Trading Warehouse II LLC and Goldman Sachs Mortgage Company

10.3

Amended and Restated Master Repurchase Agreement, dated as of October 13, 2006, by and among Gramercy Warehouse Funding I LLC, GKK Trading Warehouse I LLC, GKK 450 LEX LLC, and the additional sellers from time to time parties thereto, the buyers from time to time parties thereto, Wachovia Bank, National Association, as agent, and Wachovia Capital Markets, LLC, as the sole lead arranger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 19, 2006

GRAMERCY CAPITAL CORP.

By:	/s/ Robert R. Foley
	Name:	Robert R. Foley
	Title:	Chief Financial Officer